Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 111 to Registration Statement No. 33-52272 on Form N-1A, of our reports dated December 21, 2020 relating to the financial statements and financial highlights of TCW Artificial Intelligence Equity Fund, TCW Global Real Estate Fund, TCW New America Premier Equities Fund, TCW Relative Value Dividend Appreciation Fund, TCW Relative Value Large Cap Fund, TCW Relative Value Mid Cap Fund, TCW Select Equities Fund, TCW Conservative Allocation Fund, TCW Core Fixed Income Fund, TCW Global Bond Fund, TCW High Yield Bond Fund, TCW Short Term Bond Fund, TCW Total Return Bond Fund, TCW Enhanced Commodity Strategy Fund, TCW Developing Markets Equity Fund, TCW Emerging Markets Income Fund, TCW Emerging Markets Local Currency Income Fund, and TCW Emerging Markets Multi-Asset Opportunities Fund, each a series of TCW Funds, Inc., appearing in the Annual Reports on Form N-CSR of TCW Funds, Inc. for the year ended October 31, 2020, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

Los Angeles, California

February 23, 2021